Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 30, 2006 relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006.

/s/ BDO Seidman, LLP

Costa Mesa, California

March 16, 2007